OFFICE LEASE

LANDLORD:

POI-CARLSBAD, INC.,
a Delaware corporation

TENANT:

Case Financial, Inc.,
a Delaware corporation

Facsimile: (760) 438-0046

For Payment: POI-Carlsbad, Inc.
c/o Prentiss Properties Management, L.P.
P.O. Box 31001-0915
Pasadena, California 91110-0915

1.2 **Tenant's Address:** Case Financial, Inc.
5950 La Place Court, Suite 155
Carlsbad, California 92008
Attention: **Michael A. Schaffer**
Telephone: (___) ____________________
Facsimile: (___) ____________________

1.3 **Site; Project:** The Site consists of the parcel(s) of real property in that certain Project commonly known as La Place Court located at 5900-5950 La Place Court, City of Carlsbad, County of San Diego, State of California, as shown on the site plan attached hereto as Exhibit "A" as such area may be expanded or reduced from time to time. The Project includes the Site and all buildings, improvements and facilities, now or subsequently located on the Site from time to time, including, without limitation, the two (2) buildings (including the Building) currently located on the Site, as depicted on the site plan attached hereto as Exhibit "A". The aggregate rentable square feet of all buildings (including the Building) located within the Project is (as of the date hereof) approximately 80,506 rentable square feet.

1.4 **Building:** A two (2) story office building located on the Site, containing approximately 40,255 rentable square feet, the address of which is 5950 La Place Court, Carlsbad, California 92008.

1.5 **Premises:** Those certain premises known as Suite 155 as generally shown on the plan attached hereto as Exhibit "B", located on the first (1st) floor of the Building, and containing approximately 1,070 rentable square feet (929 usable square feet).

1.6 **Term:** Two (2) years.

1.7 **Commencement Date and Expiration Date:** The Commencement Date of the Term of this Lease shall be November 1,2004. The Expiration Date of the Term shall, unless sooner terminated as provided herein, be October 31, 2006.

1.13 **Brokers:** Grubb & Ellis/BRE Commercial represents both Landlord and Tenant.

1.14 **Interest Rate:** The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its "prime rate" or "reference rate", plus five percent (5%); or (b) the maximum rate permitted by law.

1.15 **Tenant Improvements:** The tenant improvements existing in the Premises as of the date hereof.

1.16 **Parking:** A total of four (4) unreserved, uncovered parking privileges at no additional cost to Tenant, which parking privileges shall be subject to the provisions set forth in Section 6.2 of this Lease.

1.17 **Business Hours for the Building:** 7:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays). **"Building Holidays"** shall mean New Year's Day, Labor Day, Presidents' Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day and such other national holidays as are adopted by Landlord as holidays for the Building.

1.18 **Guarantor(s):** None.

6.2 Parking 5
6.3 Signs and Auctions 5
6.4 Hazardous Materials 5
7. Payments and Notices 6
8. Brokers 6
9. Surrender; Holding Over 6
9.1 Surrender of Premises 6
9.2 Hold Over With Landlord's Consent 7
9.3 Hold Over Without Landlord's Consent 7
9.4 No Effect on Landlord's Rights 7
10. Taxes on Tenant's Property 7
11. Condition of Premises; Repairs 7
11.1 Condition of Premises 7
11.2 Landlord's Repair Obligations 7
11.3 Tenant's Repair Obligations 8
12. Alterations 8
12.1 Tenant Changes; Conditions 8
12.2 Removal of Tenant Changes and Tenant Improvements 9
12.3 Removal of Personal Property 9
12.4 Tenant's Failure to Remove 9
13. Liens 9
14. Assignment and Subletting 9
14.1 Restriction on Transfer 9
14.2 Permitted Controlled Transfers 10
14.3 Landlord's Options 10
14.4 Additional Conditions; Excess Rent 10
14.5 Reasonable Disapproval 10
14.6 No Release 11
14.7 Administrative and Attorneys' Fees 11
14.8 Material Inducement 11
15. Entry by Landlord 11
16. Utilities and Services 11
16.1 Standard Utilities and Services 11
16.2 Tenant's Obligations 12
16.3 Failure to Provide Services 12
17. Indemnification and Exculpation 13
17.1 Tenant's Assumption of Risk and Waiver 13
17.2 Tenant's Indemnification of Landlord 13
17.3 Survival; No Release of Insurers 13
18. Damage or Destruction 13
18.1 Landlord's Rights and Obligations 13
18.2 Tenant's Costs and Insurance Proceeds 14
18.3 Abatement of Rent 14
18.4 Inability to Complete 14
18.5 Damage Near End of Term 14
18.6 Waiver of Termination Right 14
19. Eminent Domain 14

26. Estoppel Certificate 19
26.1 Tenant's Obligations 19
26.2 Tenant's Failure to Deliver 19
27. Building Planning 19
28. Modification and Cure Rights of Landlord's Mortgagees and Lessors 19
28.1 Modifications 19
28.2 Cure Rights 19
29. Quiet Enjoyment 19
30. Transfer of Landlord's Interest 19
31. Limitation on Landlord's Liability 20
32. Miscellaneous 20
32.1 Governing Law 20
32.2 Successors and Assigns 20
32.3 No Merger 20
32.4 Professional Fees 20
32.5 Waiver 20
32.6 Terms and Headings 20
32.7 Time 20
32.8 Prior Agreements; Amendments 20
32.9 Separability 20
32.10 Recording 21
32.11 Exhibits 21
32.12 Accord and Satisfaction 21
32.13 Financial Statements 21
32.14 No Partnership 21
32.15 Force Majeure 21
32.16 Counterparts 21
32.17 Nondisclosure of Lease Terms 21
32.18 Independent Covenants 21
33. Lease Execution 21
33.1 Tenant's Authority 21
33.2 Joint and Several Liability 22
33.3 Building Name and Signage 22
33.4 Landlord's Title; Air Rights 22
33.5 Time of Essence 22
33.6 No Option 22
34. Waiver of Jury Trial 22

<u>EXHIBITS</u>

EXHIBIT "A" Project Site Plan
EXHIBIT "B" Premises
EXHIBIT "C" Intentionally Omitted
EXHIBIT "D" Intentionally Omitted
EXHIBIT "E" Rules and Regulations
EXHIBIT "F" Sample Form of Tenant Estoppel Certificate

Landlord Indemnified Parties 6
Landlord's Broker 6
Lease 1
Monthly Basic Rent ii
Operating Expenses 2
Payback Period 3
PCBs 6
Permitted Transfer 10
Permitted Use ii
Pre-Approved Change 8
Premises i
Project i
Project Common Areas 2
Real Property Taxes and Assessments 3, 4
rent 1
Rules and Regulations 4
Security Deposit ii
Site i
Summary 1
Tenant 1
Tenant Changes 8
Tenant Parties 13
Tenant's Broker 6
Tenant's Parties 6
Tenant's Percentage ii
Term i
Transfer 9
Transfer Date 10
Transfer Notice 10
Transferee 10
worth at the time of award 17

Premises, the Building and/or the Project such as Tenant's Percentage, Monthly Basic Rent, and the Allowance, if any. As used in this Lease, the following terms have the meanings indicated:

(a) The term **"usable area"** or **"usable square footage"** means the usable area as determined, in Landlord's reasonable discretion, in substantial accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1 - 1996 (the **"BOMA Standard"**);

(b) The term **"rentable area"** or **"rentable square footage"** means the rentable area measured, in Landlord's reasonable discretion, in substantial accordance with the BOMA Standard; and

(c) Landlord shall have the right to modify the BOMA Standard in Landlord's reasonable, good faith discretion.

2. **Term and Early Entry.**

2.1 **Term.** The Term of this Lease shall be for the period designated in Section 1.6 of the Summary commencing on the Commencement Date, and ending on the Expiration Date , unless the Term is sooner terminated as provided in this Lease.

2.2 **Early Entry Into Premises.** After the date of the full execution and delivery of this Lease by Landlord and Tenant and subject to the terms hereof, Landlord shall allow Tenant to enter the Premises prior to the Commencement Date (the **"Early Occupancy Date"**) for purposes of installation of Tenant's furniture, fixtures and equipment; provided, however, that such early entry shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 17, 20 and 22 except that Tenant will not be obligated to pay Monthly Basic Rent during the period of such early entry but Tenant shall be responsible for any additional rent and Tenant's obligations pursuant to Section 16 below.

3. **Rent.**

3.1 **Basic Rent.** Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.8 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in the amounts designated in Section 1.8 of the Summary in advance on the first day of each and every calendar month during the Term, without demand, notice, deduction or offset except that the first (1st) and twelfth (12th) full month's Monthly Basic Rent shall be paid upon Tenant's execution and delivery of this Lease to Landlord. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to a thirty (30) day month.

3.2 **Additional Rent.** All amounts and charges payable by Tenant under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above (including, without limitation, payments for insurance, repairs and parking, and Tenant's Percentage of Operating Expenses in excess of Landlord's Contribution to Operating Expenses as provided in Section 1.10 of the Summary) shall be considered additional rent for the purposes of this Lease, and the word **"rent"** in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Basic Rent is referenced. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior notice or demand therefor and without any deduction or offset whatever, in lawful money of the United States of America.

(a) expand the Building and construct or alter other buildings or improvements on the Site;

(b) make any changes, additions, improvements, repairs or replacements in or to the Project, the Site, the Common Areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to Section 6.2, parking spaces and parking areas;

(c) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Site and/or Building; and

(d) perform such other acts and make such other changes with respect to the Project, Site, Common Areas and Building, as Landlord may, in the exercise of its good faith business judgment, deem to be appropriate.

4.3 **Excess Expenses**. In addition to the Monthly Basic Rent required to be paid by Tenant pursuant to Section 3.1 above, during each month during the Term of this Lease (after the Base Year noted in Section 1.10 of the Summary), Tenant shall pay to Landlord the amount by which Tenant's Percentage of Operating Expenses for such calendar year exceeds Landlord's Contribution to Operating Expenses (such amount shall be referred to in this Section 4 as the **"Excess Expenses")**, in the manner and at the times set forth in the following provisions of this Section 4.

4.4 **Definition of Operating Expenses**. As used in this Lease, the term **"Operating Expenses"** shall consist of all costs and expenses of operation, maintenance, repair and replacement of the Project (including the buildings (including the Building), the Site and the Common Areas as determined by Landlord utilizing standard accounting practices and calculated assuming the Project is ninety-five percent (95%) occupied. Operating Expenses include the following costs by way of illustration but not limitation: (a) Real Property Taxes and Assessments (as defined in Section 4.5 below) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed with respect to the Project pursuant to any covenants, conditions and restrictions affecting the Project; (c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Project including, but not limited to, the parking facilities serving the Project; (e) costs of insurance obtained by Landlord pursuant to Section 21 of this Lease; (f) waste disposal and janitorial services; (g) security; (h) costs incurred in the management of the Project, including, without limitation: (1) supplies, (2) wages, salaries, benefits, pension payments, fringe benefits, uniforms and dry-cleaning thereof (and payroll taxes, insurance and similar governmental charges related thereto) of employees used in the operation and maintenance of the Project, (3) the rental of personal property used by Landlord's personnel in the maintenance, repair and operation of the Project, (4) management office expenses including rent and operating costs, (5) accounting fees, legal fees and real estate consultant's fees, and (6) a management/administrative fee not to exceed five percent (5%) of the annual gross revenues of the Project; (i) supplies, materials, equipment and tools; (j) repair and maintenance of the elevators and the structural portions of the Project, including the plumbing, heating, ventilating, air-conditioning, electrical and other utility systems installed or furnished by Landlord; (k) maintenance, costs and upkeep of all parking and Common Areas; (l) amortization on a straight-line basis over (as determined by Landlord) the lesser of (x) the "Payback Period" (as defined below) or (y) the useful life (as reasonably determined by Landlord), together with interest at the Interest Rate (as defined in Section 1.14 of the Summary of this Lease) on the unamortized balance of all costs classified as capital or major repairs and maintenance (as determined by Landlord) (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) intended to produce a reduction in operating charges or energy consumption or effect

buildings are constructed and added to (and/or excluded from) the Project or otherwise (the "**Cost Pools**"). Such Cost Pools may include, without limitation, the office space tenants and industrial space tenants of the Project or of a building or buildings in the Project. Such Cost Pools may also include an allocation of certain Operating Expenses within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses and/or the provision of various services and amenities thereto, including allocation of Operating Expenses in any such Cost Pools.

4.5 **Definition of Real Property Taxes and Assessments**. All Real Property Taxes and Assessments shall be adjusted to reflect an assumption that the Project is fully assessed for real property tax purposes as a completed building(s) ready for occupancy. As used in this Lease, the term "**Real Property Taxes and Assessments**" shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Project, including the following by way of illustration but not limitation:

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Project or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part.

Notwithstanding the foregoing, if after the Commencement Date Real Property Taxes and Assessments are reduced, then for purposes of all subsequent calendar years including the calendar year in which the reduction occurs, Landlord's Contribution to Operating Expenses shall be proportionately reduced. Notwithstanding the foregoing provisions of this

obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current calendar year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such calendar year.

4.8 **No Release**. Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Section 4 shall not constitute a waiver of its right to receive Tenant's payment of Excess Expenses, nor shall it relieve Tenant of its obligations to pay Excess Expenses pursuant to this Section 4, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until ten (10) business days after receipt of such statement.

5. **Security Deposit**. Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord the Security Deposit designated in Section 1.11 of the Summary. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Landlord sells its interest in the Building during the Term and if Landlord deposits with the purchaser the Security Deposit (or balance thereof), and such purchaser acknowledges receipt thereof, then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code. Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any Tenant Parties (as defined in Section 6.4 below). Within sixty (60) days after the expiration of the Term, and provided Tenant fully and faithfully performs every provision of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to Tenant's "Transferee", as such term is defined in Section 14 below), provided that subsequent to the expiration of this Lease, Landlord may retain from said Security Deposit (i) an amount reasonably estimated by Landlord to cover potential Operating Expense reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within sixty (60) days after Landlord's delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease, to remove cabling and other items required to be removed by Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within sixty (60) days after such removal and repair), and (iii) any and all amounts permitted by law or this Section 5.

6. **Use**.

6.1 **General**. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall observe and comply with the **"Rules and Regulations"** attached hereto as Exhibit "E", and all reasonable non-discriminatory

privileges, and/or make all or a portion of such privileges reserved.

(b) Visitor Parking. In addition to such parking privileges for use by Tenant's employees, Landlord shall permit access to the parking areas for Tenant's visitors, subject to availability of spaces and payment (by validation charges or otherwise) of daily visitor parking charges therefor as may be established and adjusted by Landlord from time to time.

(c) Parking Rules. The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit "E" attached hereto and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord's parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees, with appropriate provision for validation of such charges. Tenant shall not use more parking privileges than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for such other uses as visitor parking. Tenant's parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

6.3 **Signs and Auctions.** Tenant shall be entitled, at its sole cost and expense, to one (1) identification sign on or near the entry doors of the Premises. Such sign shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such sign shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification sign, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site. Tenant shall, at Tenant's expense, be entitled to one (1) line on the Building directory to display Tenant's name and suite number.

6.4 **Hazardous Materials.** Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws (as defined below) applicable to Tenant or the Premises and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term **"Environmental Law"** means any past, present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. **"Environmental Permits"** means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with,

reasonably acceptable to Landlord and Landlord's mortgagee(s). As used in this Lease, the term "**Hazardous Materials**" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any Environmental Laws, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("**PCBs**"), and freon and other chlorofluorocarbons. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

7. <u>**Payments and Notices**</u>. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address designated in Section 1.1 of the Summary. Either party may, by prior written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a "**business day**" is Monday through Friday, excluding holidays observed by the United States Postal Service.

8. <u>**Brokers**</u>. Landlord has entered into an agreement with the real estate broker specified in Section 1.13 of the Summary as representing Landlord ("**Landlord's Broker**"), and Landlord shall pay any commissions or fees that are payable to Landlord's Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord's Broker and the broker specified in Section 1.13 of the Summary as representing Tenant ("**Tenant's Broker**"). Any commissions or fees payable to Tenant's Broker with respect to this Lease shall be paid exclusively by Landlord's Broker. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9. <u>**Surrender; Holding Over**</u>.

9.1 **Surrender of Premises.** Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in first-class

Monthly Basic Rent equal to the greater of: (a) two hundred percent (200%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) two hundred percent (200%) of the prevailing market rate (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section 9.3 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.3.

9.4 **No Effect on Landlord's Rights**. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

10. Taxes on Tenant's Property. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building's standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant, pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) days after demand by Landlord.

11. Condition of Premises; Repairs.

11.1 **Condition of Premises.** Tenant acknowledges and agrees that it has had an opportunity to inspect the Premises, the Building, the Site and the Project, and finds the same in satisfactory condition and repair. Tenant accepts the Premises, the Building, the Site and the Project in their "then as-is" condition as of the date hereof. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Site, the Premises, the Tenant Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto.

11.2 **Landlord's Repair Obligations.** Subject to Section 18.1 and 18.2 of this Lease, Landlord shall, as part of the Operating Expenses, repair, maintain and replace, as necessary (a) the Building shell and other structural portions of the Building (including the roof and foundations), (b) the basic heating, ventilating, air conditioning (**"HVAC"**), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises (but not any above standard improvements installed in the Premises such as, for example, but by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (c) the Common Areas; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs and replacements. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord's expense under

alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

(b) Before proceeding with any Tenant Change which is not otherwise prohibited in Section 12.1(a) above, Tenant must first obtain Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld. However, Landlord's prior approval shall not be required for any Tenant Change which satisfies the following conditions (hereinafter a **"Pre-Approved Change"**): (i) the costs of such Tenant Change does not exceed Five Hundred Dollars ($500.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during the Term of this Lease do not exceed Fifteen Hundred Dollars ($1,500.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) the Tenant Change is not prohibited in Section 12.1(a) above; (v) the Tenant Change does not require a building permit; and (v) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.

(c) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(b) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) before proceeding with any Tenant Change (including any Pre-Approved Change), provide Landlord with ten (10) days' prior written notice thereof; and (iii) pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 21 below, if Landlord elects in writing to insure such Tenant Changes. Landlord shall not be required to include the Tenant Changes under such insurance. If such Tenant Changes are not included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Section 20.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Tenant Change; and (B) a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such Tenant Change. Landlord's approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s).

(d) Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes and for the incorporation of such Tenant Changes in the Landlord's master Building drawings, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of ten percent (10%) of the actual costs of such work. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord's management personnel and engineers to coordinate and/or supervise any of the Tenant Changes to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

removal.

12.4 **Tenant's Failure to Remove.** If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, or if Tenant fails to comply with its obligations under Section 12.3, Landlord may, at its option, treat such failure as a hold over pursuant to Section 9.3 above, and/or may (without liability to Tenant for loss thereof, at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13. **Liens**. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or any Tenant Parties. Tenant shall, at Landlord's request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord's reasonable satisfaction so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

14. **Assignment and Subletting**.

14.1 **Restriction on Transfer.** Except as otherwise expressly provided in this Section 14, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like shall sometimes be referred to as a "**Transfer**"). In no event may Tenant encumber or hypothecate this Lease. Any Transfer without Landlord's consent (except for a Permitted Transfer pursuant to Section 14.2 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord's other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord's election. In addition, this Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. For purposes of this Section 14, other than with respect to a Permitted Transfer under Section 14.2 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of twenty-five percent (25%) or more

Landlord's receipt of the Transfer Notice, such financial statements and other information requested by Landlord, either to:

(a) approve or disapprove such Transfer, which approval shall not be unreasonably withheld; or

(b) sublet from Tenant that portion of the Premises which Tenant has requested to sublease at the rental and on the other terms set forth in this Lease prorate for the portion of the Premises to be sublet and for the term set forth in Tenant's Notice, or, in the case of an assignment or encumbrance, terminate this Lease with respect to the entire Premises and recapture the Premises, which termination shall be effective thirty (30) days after Tenant's receipt of Landlord's notice.

If Landlord exercises its option to sublease any such space from Tenant following Tenant's request for Landlord's approval of the proposed sublease of such space, (i) Landlord shall be responsible for the construction of any partitions which Landlord reasonably deems necessary to separate such space from the remainder of the Premises, and (ii) Landlord and any sub-subtenant or assignee of Landlord with respect to such subleased space shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and which are reasonably required for the use of such space.

14.4 **Additional Conditions; Excess Rent**. If for a Transfer other than a Permitted Transfer Landlord does not exercise its sublease or termination option and instead approves of the proposed Transfer pursuant to Section 14.3(a) above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

(a) the Transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another twenty (20) days after receipt thereof to make the election in Sections 14.3(a) or 14.3(b) above);

(b) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion);

(c) no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

(d) any rent or other economic consideration received by Tenant as a result of such Transfer which exceeds, in the aggregate, (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased, but excluding any amortized tenant improvement costs, if any), plus (ii) any reasonable brokerage commissions, attorneys' fees and moving costs actually paid by Tenant in connection with such Transfer, shall be paid to Landlord within ten (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder.

14.5 **Reasonable Disapproval**. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer (other than a Permitted Transfer) pursuant to Section 14.3(a) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (b) the net effective rent payable by the Transferee (adjusted on a rentable square foot basis) is less than the net effective rent then being quoted by Landlord for new leases in the Building for comparable size space for a comparable

the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

14.7 **Administrative and Attorneys' Fees**. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of One Thousand Five Hundred Dollars ($1,500.00), plus any reasonable attorneys' and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise). Acceptance of the One Thousand Five Hundred Dollar ($1,500.00) administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

14.8 **Material Inducement.** Tenant understands, acknowledges and agrees that (a) Landlord's option to sublease from Tenant any space which Tenant proposes to sublease or terminate this Lease upon any proposed assignment or encumbrance of this Lease by Tenant as provided in Section 14.3(b) above rather than approve the proposed sublease, assignment or encumbrance, and (b) Landlord's right to receive any excess consideration paid by a Transferee in connection with an approved Transfer as provided in Section 14.4(d) above, are a material inducement for Landlord's agreement to lease the Premises to Tenant upon the terms and conditions herein set forth.

15. **Entry by Landlord**. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1, to the extent of Landlord's gross negligence or willful misconduct.

16. **Utilities and Services**.

16.1 **Standard Utilities and Services**. As long as Tenant has not committed an uncured default under any of the provisions of this Lease, and subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth hereinbelow, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services, the costs of which shall be included in Operating Expenses, unless otherwise specified below (Landlord reserves the right to adopt non-discriminatory modifications and additions to the following provisions from time to time):

and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitorial service will not be furnished on nights when rooms are occupied after 7:30 p.m. or to rooms which are locked unless a key is furnished to the Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as determined by Landlord at Landlord's sole discretion. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(d) Landlord may, in Landlord's sole discretion, provide security service or protection in the Building and/or the Project, in any manner deemed reasonable by Landlord at Landlord's sole discretion, from the Commencement Date throughout the Term.

(e) At Landlord's option, Landlord may install water, electricity and/or HVAC meters in the Premises to measure Tenant's consumption of such utilities, including any after-hours and extraordinary usage described above. Tenant shall pay to Landlord, within ten (10) days after demand, the cost of the installation, maintenance and repair of such meter(s) (together with the administrative fee described in Section 16.1(b)).

16.2 **Tenant's Obligations.** Tenant shall control and be separately metered for the electricity, gas, water, telephone for the Premises or other services which are metered, chargeable or provided to the Premises, at Tenant's sole cost and expense. Tenant shall make all such payments directly to the utility provider as and when bills are rendered. Should Tenant fail to pay such amounts, Landlord shall have the right to pay the same on Tenant's behalf and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in conjunction with such payment within ten (10) days after demand therefor. All such costs and expenses incurred by Landlord on Tenant's behalf shall be deemed additional rent payable by Tenant and collectible by Landlord as such. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building's water, waste or other supply lines or systems for any purpose. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

16.3 **Failure to Provide Services.** Landlord's failure to furnish or delay in furnishing any of the services described in Section 16.1 above when such failure is caused by all or any of the following shall not result in any liability of Landlord: (a) casualty, accident, breakage or repairs; (b) acts of terrorism, strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel, including due to shortages, blackouts or any other cause; or (e) any other cause beyond Landlord's reasonable control. In addition, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Sections 18.3 and 19.2 if such failure is a result of a damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or

Claims"), arising or resulting from (a) any occurrence at the Premises, unless caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors and not covered by the insurance required to be maintained by Tenant under this Lease, (b) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or invitees (collectively, "**Tenant Parties**"); (c) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Project; and/or (d) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or its mortgagee has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3 **Survival; No Release of Insurers**. Tenant's indemnification obligations under Section 17.2 shall survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification in Sections 17.1 and 17.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

18. <u>Damage or Destruction</u>.

18.1 **Landlord's Rights and Obligations.** In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Section 18.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part of the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord's contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:

(a) repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including the, to the extent of insurance proceeds received from Tenant, the Tenant Improvements and the Tenant Changes), in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor.

date which is six (6) months after the date estimated by Landlord's contractor for completion thereof pursuant to Section 18.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure events as defined in Section 32.15, and delays caused by Tenant or any Tenant Parties), then Landlord may elect to terminate this Lease upon thirty (30) days' prior written notice to Tenant.

18.5 **Damage Near End of Term.** In addition to its termination rights in Sections 18.1 and 18.4 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty.

18.6 **Waiver of Termination Right.** This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19. **Eminent Domain.**

19.1 **Substantial Taking.** Subject to the provisions of Section 19.4 below in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2 **Partial Taking; Abatement of Rent.** In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Site shall be taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty (30) days' prior written notice to Tenant.

19.3 **Condemnation Award.** Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

19.4 **Temporary Taking.** In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such

(b) Commercial general liability insurance coverage, on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with an initial combined single limit of liability of not less than Three Million Dollars ($3,000,000.00). The limits of liability of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

(c) Worker's compensation in statutory amounts and employer's liability insurance, with limits no less than One Million Dollars ($1,000,000.00) per occurrence, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

(d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils.

(e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2 **Requirements.** Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord's mortgagees and are authorized to do business in the state in which the Building is located and are rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, Landlord's mortgagees, ground lessors (if any) and managers of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00), which amount shall be deemed self-insured with full waiver of subrogation); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any mortgagee pursuant to any provision of the mortgage upon the happening of a default thereunder, or (iv) any change in title or ownership of the Premises. Tenant agrees to deliver to Landlord, in no event later than the earlier of (i) the Commencement Date or (ii) the date Tenant takes possession of all or any part of the Premises, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 20). Tenant shall

has in force for other buildings and projects. In addition, at Landlord's option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 21 (including self-insured amounts and deductibles) shall be included in Operating Expenses.

22. <u>Waiver of Claims; Waiver of Subrogation</u>.

22.1 **Mutual Waiver of Parties**. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) occurrences insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) occurrences which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2 **Waiver of Insurers**. Each party shall cause each property and loss of income insurance policy required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain property or loss of income insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23. <u>Tenant's Default and Landlord's Remedies</u>.

23.1 **Tenant's Default**. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the vacation or abandonment of the Premises by Tenant. **"Abandonment"** is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease;

(b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, where such failure continues for three (3) days after written notice thereof from Landlord that such payment was not received;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord;

(d) (i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the **"worth at the time of award"** is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3 **Landlord's Remedies; Re-Entry Rights**. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4 **Continuation of Lease**. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

23.5 **Landlord's Right to Perform**. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

23.6 **Interest**. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

the contrary, if Tenant desires to obtain a loan secured by Tenant's personal property in the Premises and requests that Landlord execute a lien waiver in connection therewith, Landlord may, in its sole discretion, based upon Landlord's review of Tenant's financial condition, agree to subordinate its lien rights to the rights of Tenant's lender pursuant to a lien waiver on Landlord's standard form, provided that Tenant delivers such request in writing to Landlord together with a nonrefundable processing fee in the amount of Three Hundred Dollars ($300.00). Notwithstanding the foregoing, however, if Landlord incurs processing costs (including attorneys' fees) in connection with any such request which exceed Three Hundred Dollars ($300.00), then Tenant shall reimburse Landlord for such excess within three (3) business days following Tenant's receipt of invoice(s) therefor from Landlord. Nothing in this Section 23.8 shall permit Tenant to encumber its leasehold interest in the Premises.

23.9 **Rights and Remedies Cumulative.** All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease (including Section 28 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23.10 **Tenant's Waiver of Redemption**. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

23.11 **Costs Upon Default and Litigation**. Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys' fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

24. **Landlord's Default**. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 31 hereof, and (d) in no event will Landlord be liable for consequential damages or loss of business profits.

25. **Subordination**. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, this Lease shall be subject and subordinate at all times

26.2 **Tenant's Failure to Deliver**. Tenant's failure to deliver such estoppel certificate within such time shall constitute a default hereunder without the applicability of the notice and cure periods specified in Section 23.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than Tenant's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance. Tenant shall indemnify, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 26.1 above.

27. Building Planning. If Landlord requires the Premises for use by another tenant or for other reasons connected with the Building planning program, then Landlord shall have the right, upon thirty (30) days' prior written notice to Tenant, to relocate the Premises to other space in the Building or the Project of substantially similar size as the Premises, and with tenant improvements of substantially similar age, quality and layout as then existing in the Premises. In the event of any such relocation, Landlord shall pay for the cost of providing such substantially similar tenant improvements (but not any furniture or personal property), and Landlord shall reimburse Tenant, within thirty (30) days after Landlord's receipt of invoices and paid receipts, for the reasonable moving, telephone installation and stationery reprinting costs actually paid for by Tenant in connection with such relocation (not to exceed Five Hundred Dollars ($500.00) in the aggregate). If Landlord so relocates Tenant, the terms and conditions of this Lease shall remain in full force and effect and apply to the new space, except that (a) a revised Exhibit "B" shall become part of this Lease and shall reflect the location of the new space, (b) Section 1 of this Lease shall be amended to include and state all correct data as to the new space, and (c) such new space shall thereafter be deemed to be the "Premises".

28. Modification and Cure Rights of Landlord's Mortgagees and Lessors.

28.1 **Modifications**. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or Site, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

28.2 **Cure Rights.** In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

29. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30. Transfer of Landlord's Interest. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Site. In the event of any transfer or conveyance

is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

32.3 **No Merger**. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

32.4 **Professional Fees**. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees and court costs), shall be paid by the other party.

32.5 **Waiver**. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

32.6 **Terms and Headings**. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

32.7 **Time**. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to **"days"** shall mean calendar days unless specifically modified herein to be "business" days.

32.8 **Prior Agreements; Amendments**. This Lease (and the Exhibits attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9 **Separability**. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Monthly Basic Rent and Excess Expenses under Sections 3 and 4 hereof) shall in no way affect, impair or invalidate

32.15 **Force Majeure.** In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, **"Force Majeure Delays"**), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.15 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.16 **Counterparts**. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.17 **Nondisclosure of Lease Terms.** Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

32.18 **Independent Covenants.** This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

33. <u>**Lease Execution**</u>.

33.1 **Tenant's Authority.** If Tenant executes this Lease as a limited liability company, partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and validly existing limited liability company, partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's operating agreement (if Tenant is a limited liability company), Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant's execution and delivery of this Lease to Landlord and/or at any time during the Lease Term within ten (10) days of Landlord's request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing Tenant's representations and warranties hereunder.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:

Case Financial, Inc.,
a Delaware corporation

*By: [signature]
Print Name: MICHAEL SCHAFFER
Print Title: CEO

*By:______________________
Print Name:______________________
Print Title:______________________

LANDLORD:

POI-CARLSBAD, INC., a Delaware corporation

By: [signature]
Print Name: Christopher B. Mahon
Print Title: Senior Vice President

By: [signature]
Print Name: Deborah Street
Print Title: Vice President

*NOTE:
If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.


Parking
Fountain
5950 La Place Court
Parking
Entrance
La Place Court

EXHIBIT "A"


NORTH
SUITE 155
929 U.S.F.
1,070 R.S.F.
MAGGETTI ELAM ASSOCIATES
3180 CAMINO DEL RIO S., STE. 207
SAN DIEGO, CA 92108 (619)624-0521

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord or Landlord's janitorial contractors in accordance with the provisions of Section 18.1(d) of the Lease. No person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant's property by the janitors or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

7. Electric wires, telephones, telegraphs, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant's own expense. No machines other than standard office machines, such as typewriters and calculators, photo copiers, personal computers and word processors, and vending machines permitted by the Lease, shall be used in the Premises without the approval of Landlord.

8. No furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. No furniture, equipment or merchandise shall be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be

responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

20. Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord, which shall not be unreasonably withheld.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in and around the Project or the Building are expressly prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Project and/or the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project or Building.

23. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space, or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Tenant shall not use the name of the Project or Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant's address.

carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

PARKING RULES AND REGULATIONS

In addition to the parking provisions contained in the Lease to which this Exhibit "E" is attached, the following rules and regulations shall apply with respect to the use of the Building's parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord's parking operator.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

( ) not been amended, modified, supplemented, extended, renewed or assigned.

( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: ____.

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: ____.

8. The current Monthly Basic Rent is $______________; and current monthly parking charges are $____________.

9. Tenant's Percentage is __________%, and Tenant's Percentage of Operating Expenses currently payable by Tenant is $______________ per month, which amount is Landlord's current estimate of Tenant's Percentage of Operating Expenses in excess of:

(Complete One) $____________ per year (expense stop), or the Operating Expenses incurred in calendar year ____________.

10. The amount of security deposit (if any) is $_______________. No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.